                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Sizeler Property Investors, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-76134) on Form S-3 and in the registration statement (No. 333-16073) on Form S-8 of Sizeler Property Investors, Inc. of our report dated January 30, 1997, relating to the consolidated balance sheets of Sizeler Property Investors, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the two-year period then ended, and the related financial statement schedules, which report appears in the December 31, 1996 annual report on Form 10-K of Sizeler Property Investors, Inc.

                                                      /S/ KPMG PEAT MARWICK LLP
                                                      -------------------------
                                                        KPMG PEAT MARWICK LLP


New Orleans, Louisiana
March 26, 1997